Exhibit 99.2

Greens Creek Joint Venture

Financial Statements as of March 31, 2008 and December 31, 2007

and for the Quarters Ended March 31, 2008 and 2007

Greens Creek Joint Venture

Condensed Balance Sheets (Unaudited)

As of March 31, 2008 and December 31, 2007

(in Thousands)

	March 31, 2008	Dec 31, 2007
		(As restated, see Note 7)
Assets
Current Assets:
Cash and Cash Equivalents	$29,711	$9,493
Receivables	4,773	18,114
Inventories	23,572	19,062
Other Current Assets	2,551	696

Total Current Assets	60,607	47,365

Property, Plant and Mine Development:
Mine Development Costs	159,207	155,270
Buildings and Improvements	144,797	144,442
Machinery and Equipment	141,149	133,548

Total	445,153	433,260
Less Accumulated Depreciation and Depletion	(287,666)	(283,661)

	157,487	149,599
Securities Held for Reclamation Fund	30,282	30,012

Total Assets	$248,376	$226,976

Liabilities and Venturers’ Equity
Current Liabilities:
Accounts Payable	$12,209	$11,743
Accrued Liabilities	3,262	3,615
Due to Affiliate	6,256	6,622

Total Current Liabilities	21,727	21,980

Asset Retirement Obligation	28,476	28,336

Venturers’ Equity:
Kennecott Greens Creek Mining Company	114,446	102,022
Hecla Limited	58,923	52,526
Kennecott Juneau Mining Company	24,804	22,112

Total Venturers’ Equity	198,173	176,660

Total Liabilities and Venturers’ Equity	$248,376	$226,976

The accompanying notes are an integral part of these financial statements.

1

Greens Creek Joint Venture

Condensed Statements of Operations (Unaudited)

For the Quarters Ended March 31, 2008 and 2007

(in Thousands)

	2008	2007
Gross Revenue	$53,692	$65,588
Treatment Charges	(7,843)	(9,199)

Net Revenue	45,849	56,389

Operating Expenses:
Cost of Goods Sold	17,774	18,372
Selling and Transportation	1,574	1,741
Depreciation, Depletion and Amortization	3,545	4,866
Asset Retirement Obligation Accretion Expense	371	353
Exploration	525	102
Alaska Mining License Tax	943	1,254

	24,732	26,688

Operating Income	21,117	29,701

Interest Expense	(15)	(26)
Interest Income	411	515

Net Income	$21,513	$30,190

The accompanying notes are an integral part of the financial statements.

2

Greens Creek Joint Venture

Condensed Statements of Cash Flows (Unaudited)

For the Quarters Ended March 31, 2008 and 2007

(in Thousands)

	2008	2007
Cash Flows from Operating Activities:
Net Income	$21,513	$30,190
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	3,545	4,866
Asset Retirement Obligation Accretion Expense	371	353
Amortization of Discount on Securities	(270)	(354)
Held for Reclamation Fund
Current Reclamation Spending	(231)	(8)
Changes in Operating Assets & Liabilities:
Receivables and Other Current Assets	11,486	22,517
Inventories	(4,035)	62
Accounts Payable and Accrued Liabilities	(2,197)	(606)
Due to Affiliate	1,944	(822)

Net Cash Provided by Operating Activities	32,126	56,198

Cash Flows from Investing Activities:
Purchases of Securities Held for Reclamation Fund	(30,248)	(29,598)
Maturities of Securities Held for Reclamation Fund	30,248	29,598
Additions to Property, Plant and Mine Development	(11,908)	(6,427)

Net Cash Used in Investing Activities	(11,908)	(6,427)

Cash Flows from Financing Activities:
Distributions to Venturers	—	(39,000)

Net Cash Used in Financing Activities	—	(39,000)

Net Increase in Cash and Cash Equivalents	20,218	10,771

Cash and Cash Equivalents at Beginning of Period	9,493	2,261

Cash and Cash Equivalents at End of Period	$29,711	$13,032

The accompanying notes are an integral part of the financial statements.

3

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

The Greens Creek Joint Venture (the “Venture”) was formed in 1978 to develop mining claims and operate mining facilities located on Admiralty Island, Alaska. Since formation, there have been numerous ownership changes in the Venture. The owners as of March 31, 2008, hereinafter collectively referred to as the Venturers, are Kennecott Greens Creek Mining Company (“KGCMC”), Hecla Limited and Kennecott Juneau Mining Company (“KJMC”). The mining and production facilities produce polymetallic (silver, gold, lead and zinc) concentrates for sale to smelting facilities worldwide, and gold and silver doré bars which are refined by a third party. The refined gold and silver is sold through a monthly bid process to third parties.

KGCMC, a wholly-owned subsidiary of Kennecott Minerals Holdings Company (“Minerals”), has been designated as the Manager of the Venture with overall responsibility for Venture operations. KJMC is also a wholly-owned subsidiary of Minerals. Minerals is a wholly-owned subsidiary of Kennecott Holdings Corporation (“Kennecott”), which is an indirect, wholly-owned subsidiary of Rio Tinto plc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Revenue Recognition

Concentrates are sold to independent smelters under contractual terms and revenues are recorded using provisional weights, assays and prices as provided pursuant to terms and conditions of the individual contracts. Revenue adjustments for concentrate sales are recognized as the definitive factors become known, including period end market prices. Gold/silver doré is shipped to an independent refinery. Doré revenues are recorded when the refined gold and silver from the doré is sold to third parties.

The Venture markets and sells the concentrate and refined gold and silver from the doré on behalf of the Venturers. Cash proceeds from net smelter revenues and revenues from precious metal sales are first applied against current cash operating requirements, with any excess proportionally distributed in accordance with the Venture agreement.

Cash and Cash Equivalents

The Venture considers all liquid temporary cash investments with remaining maturities of three months or less at the time of acquisition to be cash equivalents. The Venture’s cash accounts are held and managed by Rio Tinto Shared Services’ Treasury Department, a related party, with appropriate interest paid quarterly at prevailing bank rates.

Inventories

Concentrate and other inventories are valued at the lower of cost, determined on the first-in, first-out (FIFO) method, or net realizable value. Concentrate inventories costs include depreciation of property, plant and equipment and the depletion and amortization of mining properties and mine development attributable to the extraction and processing of ore. Materials and supplies are stated at the lower of average cost or net realizable value.

Property, Plant and Mine Development

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the shorter of the assets’ estimated useful life or the mine life. Costs incurred to acquire mining properties and mineral rights and mine development costs are capitalized and depleted based on units of production, using the value of the ore processed over the mine life. Upon the sale or retirement of property, plant and equipment, any gain or loss on disposal is reflected in the statement of operations, and the related asset cost and accumulated depreciation are removed from the respective accounts.

Securities Held for Reclamation Funding

In 2004, in lieu of bonding for financial assurance on future reclamation costs, the Venture purchased U.S. government treasury securities. These are held by the Federal Reserve Bank as collateral on behalf of the U.S. Forest Service and other regulatory agencies. The securities, which generally have a six month term and are classified as held to maturity, are classified as a long term asset since they are provided to secure the long term reclamation liability. The securities are purchased at a discount, which is amortized to interest income over the terms of the related securities. As the securities mature, the proceeds are used to purchase similar securities to maintain the agreed upon reclamation funding balance.

Exploration Costs

Exploration costs are charged to expense as incurred.

Reclamation Costs

The Venture accounts for future costs of dismantling, restoring and reclaiming mining properties and facilities using SFAS No. 143, “Accounting For Asset Retirement Obligations”. Under SFAS 143, the fair value of asset retirement obligations is recorded as a liability when the assets are placed in service. Amounts recorded for the related assets are increased by the amount of these obligations. Over time, the liabilities are accreted for the change in their present value and the initial capitalized costs are depreciated over the useful lives of the related assets. The change in asset retirement obligation from December 31, 2007 to March 31, 2008 and from December 31, 2006 to March 31, 2007 are as follows (in thousands):

Asset retirement obligation as of December 31, 2007	$28,336
2008 accretion expense	371
Current settlements of asset retirement obligation	(231)

Asset retirement obligation as of March 31, 2008	$28,476

Asset retirement obligation as of December 31, 2006	$27,226
2007 accretion expense	353
Current settlements of asset retirement obligation	(8)

Asset retirement obligation as of March 31, 2007	$27,571

Income Taxes

The Venturers have elected to be excluded from the provisions of Subchapter K of the Internal Revenue Code, therefore, income taxes are not provided in the Venture’s financial statements as each Venturer is individually responsible for the reporting and payment of income taxes.

Concentration of Risk

Concentrate is sold by contract and on a spot basis. The contracts had an initial term of three years and continue in effect year to year until such time as either party gives the required 12 month notice of cancellation. The Venture continues to pursue opportunities to contract with new customers. At March 31, 2008, five customers accounted for all receivables. The Venture’s five largest customers represented 36.48%, 26.58%, 15.57%, 11.43%, and 9.94% respectively, of net revenues for the 3 months ended March 31, 2008. Additionally, the Venture’s five largest customers represented 27.7%, 24.7%, 16.2%, 12.5% and 6.8%, respectively, of net revenues for the three month period ended March 31, 2007.

2.	SECURITIES HELD FOR RECLAMATION

To comply with U.S. Forest Service and State and Local government permit requirements, the Venture provides financial assurances, totaling $30.3 million at March 31, 2008 and $30.0 million at December 31, 2007. The financial assurances represent the amount of estimated reclamation costs at the Greens Creek mine.

3.	INVENTORIES

Inventories, including associated deferred DD&A expenses, at March 31, 2008 and December 31, 2007 consisted of (in thousands):

	March 31, 2008	December 31, 2007
Concentrate and Ore	$17,689	$13,141
Materials and Supplies	5,883	5,921

Total	$23,572	$19,062

4.	FINANCIAL INSTRUMENTS

The Venture has financial instruments which comprise cash and cash equivalents, U.S. government treasury securities, receivables and accounts payable. The carrying amounts reported in the balance sheets for these financial instruments approximate their fair value.

5.	COMMITMENTS AND CONTINGENCIES

The Venture is periodically involved in litigation and administrative proceedings primarily arising in the normal course of business. In the opinion of management, the Venture’s gross liability, if any, and without any consideration given to the availability of indemnification or insurance coverage, under any pending or existing litigation or administrative proceedings would not materially affect its financial position, results of operations or cash flows.

6.	SUBSEQUENT EVENTS

On February 12, 2008, Rio Tinto and Hecla Mining Company signed an agreement for an affiliate of Hecla Mining Company to acquire the Kennecott Minerals subsidiary companies owning 70.3% of the Venture, KGCMC and KJMC. The sale price is $750 million comprising a cash component of $700 million and $50 million in Hecla Mining Company common stock. Closing of the sale transaction occurred on April 16, 2008.

7.	RESTATEMENT OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS

The Venture has restated its historical financial statements as a result of the identification of reporting errors prior to January 1, 2007 relating to the calculation of depletion and amortization under Securities Exchange Commission rules.

As originally stated, prior to January 1, 2007, the Venture depleted and amortized both historical capitalized costs and estimated future development costs relating to its developed and undeveloped reserves using a unit-of-production method based on the total estimated values of life-of-mine ore production using internal long term metal price estimates. The Company ceased capitalization and amortization of future development costs as of December 31, 2005.

In May 2008, the Venture determined that the calculations that had been used historically were not consistent with guidelines established by the SEC, and, as a result, changed their methodology to calculate depletion and amortization using only historical capitalized costs in 2005 and prior periods. In addition, the Company changed their methodology in 2006 and prior periods to calculate depletion using remaining proven and probable reserve production estimates, valued using SEC approved pricing methodology, instead of estimated life of mine ore production. Accordingly, the Venture has restated the balance sheet as of December 31, 2007 and the statement of changes in Venturers’ equity for the year ended December 31, 2007 due to its change in methodology. No changes were necessary to the statement of operations and statement of cash flows for the year ended December 31, 2007, since the depletion and amortization as originally recorded were in accordance with the acceptable SEC rules.

The adjustments to restate previously reported financial statements are summarized as follows (dollars are in thousands):

	December 31, 2007
	Reported	Change	Restated
Balance Sheet
Accumulated depreciation and depletion	$(298,353)	$14,692	$(283,661)

Total assets	$212,284	$14,692	$226,976

Venturers’ equity:
Kennecott Greens Creek Mining Company	93,537	8,485	102,022
Hecla Limited	48,158	4,368	52,526
Kennecott Juneau Mining Company	20,273	1,839	22,112
Total venturers’ equity	161,968	14,692	176,660
Total liabilities and venturers’ equity	$212,284	$14,692	$226,976